UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 27, 2012

WINN-DIXIE STORES, INC.

(Exact name of registrant as specified in its charter)

Florida	1-3657	59-0514290
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5050 Edgewood Court, Jacksonville, Florida		32254-3699
(Address of principal executive offices)		(Zip Code)

(904) 783-5000

(Registrant’s telephone number, including area code)

Unchanged

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As described in Winn-Dixie Stores, Inc.’s (“Winn-Dixie” or the “Company”) Definitive Proxy Statement dated February 3, 2012 (the “Proxy Statement”), a total of eight complaints challenging the merger (as defined in the Proxy Statement) have been filed by plaintiffs seeking to represent a class of Winn-Dixie shareholders. Seven complaints have been filed in the Circuit Court of the Fourth Judicial District in and for Duval County, Florida, and one case was filed in the United States District Court for the Middle District of Florida. The cases filed in state court have been consolidated, a Lead Plaintiff appointed, and the Lead Plaintiff has filed an amended complaint. The plaintiffs in the consolidated case pending in state court and in the case pending in federal court generally allege, among other things, that the consideration agreed to in the merger agreement is inadequate and unfair to Winn-Dixie shareholders, that the Proxy Statement contains materially misleading disclosures or omissions regarding the proposed transaction, and that the members of Winn-Dixie’s Board of Directors breached their fiduciary duties in approving the merger agreement and issuing the Proxy Statement. The plaintiffs also allege that those alleged breaches of fiduciary duty were aided and abetted by Winn-Dixie and the entities affiliated with BI-LO, LLC named in the various complaints. In addition, the plaintiff in the federal action has also asserted claims under Sections 14(a) & (e) and 20(a) of the Securities Exchange Act of 1934 and US Securities and Exchange Commission Rule 14a-9 promulgated thereunder.

In response to certain claims regarding the Proxy Statement, the Company has determined to voluntarily supplement the Proxy Statement as described in this Current Report on Form 8-K. Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein.

Additional Disclosure Regarding the Background of the Merger

The disclosure in the section of the Proxy Statement captioned “The Merger — Background of the Merger” is supplemented with the disclosure set forth below. The new text is underlined and the deleted text is stricken through.

The fourth paragraph of page 20 of the Proxy Statement is revised as follows:

“In August 2010, the Company’s management began to evaluate a variety of financing alternatives in light of the November 2011 maturity of the Company’s asset-based loan facility in place at that time and the capital expenditures needed for the remodel program. From August 2010 through March 2011, the Company negotiated a new asset-based loan facility and continued to evaluate additional financing sources, including a potential term loan or potential issuances of secured high yield debt securities, convertible debt securities and/or preferred equity securities. The Company entered into a new asset-based loan facility in March 2011. The new asset-based loan facility permits borrowings of up to $600 million (down from the $750 million maximum borrowings permitted under the prior asset-based loan facility). In addition, the new asset-based loan facility includes changes from the prior facility that have the net effect of reducing the Company’s borrowing base as calculated under the new facility. Throughout 2011, the Company continued to use the prior asset-based loan facility and the new asset-based loan facility, as applicable, in a manner consistent with past practice. The Company has not historically drawn material amounts under its asset-based loan facility, and the Company continued that practice throughout 2011. Throughout 2011, the Company continued to evaluate various financing options, but due ~~Due~~ to market conditions and against the background of the then ongoing discussions with the Lone Star Parties, as discussed below, the Company determined not to proceed with any additional financing transactions after the new asset-based loan facility was entered into. In addition, the Company continued to execute its remodel program during this time. Certain remodel activities and capital expenditures were delayed relative to the original schedule for a variety of reasons unrelated to the discussions with the Lone Star Parties, such as contractor delays and similar matters.”

The fifth paragraph on page 20 of the Proxy Statement is revised as follows:

“In mid-February 2011, ~~On February 23, 2011,~~ Mr. Peter Lynch, Chairman, President and Chief Executive Officer of the Company, was contacted by Mr. Randall Onstead, Chairman of the Board of Directors of BI-LO, LLC (“Bi-Lo”). During this conversation, Mr. Onstead and Mr. Lynch agreed to meet on February 23, 2011. On

February 23, 2011, Mr. Onstead and Mr. Lynch met at the Company’s headquarters. During this meeting, Mr. Onstead expressed interest in a potential acquisition of the Company on behalf of Bi-Lo and its private equity sponsor, Lone Star Fund V (U.S.), L.P. (together with Bi-Lo, the “Lone Star Parties”), noting that the Lone Star Parties were interested in engaging in discussions with the Company. Mr. Onstead did not provide an indication of the proposed terms of any potential transaction involving the Company and the Lone Star Parties at this time.”

The first paragraph on page 21 of the Proxy Statement is revised as follows:

“On March 2, 2011, with the prior permission of the Board of Directors, the Company began to provide the Lone Star Parties with non-public information regarding, among other things, the Company’s financial performance and operations.

The third paragraph on page 22 of the Proxy Statement is revised as follows:

“On May 6, 2011, the Special Committee held an in-person meeting attended by representatives of Paul, Weiss and Goldman Sachs. Representatives of Paul, Weiss advised the Special Committee of its fiduciary duties and legal obligations to the Company and its shareholders in considering a sale of the Company. Representatives of Goldman Sachs reviewed financial information relating to the Company and the Lone Star Parties’ March 7 offer. The Special Committee discussed, among other things, the relative merits of a potential sale of the Company as compared with the benefits and risks of stand-alone strategies, including the remodel program and various debt financing alternatives. The Special Committee also discussed with its advisors the advisability of contacting other potential acquirers of the Company, considering, among other things, potential repercussions of a leak of information that a transaction may be under consideration. Representatives of Goldman Sachs discussed the likelihood as to whether or not a potential financial buyer would be able to offer a higher price for the Company than the price offered by the Lone Star Parties given the inability of financial buyers to realize synergies, expectations of negative cash flows over the course of management’s projections for the Company and conditions in the debt financing markets at the time. After considering these and other factors, it was the Special Committee’s view that financial buyers would not be able to offer a higher price for the Company than potential strategic buyers such as the Lone Star Parties, which the Special Committee and its advisors considered a strategic buyer because of synergies that could potentially be realized by Bi-Lo, and that Goldman Sachs should contact a limited number of potential strategic buyers. The Special Committee then discussed which potential strategic buyers may be interested in pursuing a strategic transaction with the Company and, following consultation with representatives of Goldman Sachs, determined to contact Party A, Party B and Party C on the basis of their financial resources, complementary geographic footprints and potential to realize synergies following a transaction with the Company, which the Special Committee believed might enable such parties to pay a higher per share price in a transaction. ~~and~~ The Special Committee then directed representatives of Goldman Sachs to contact such potential strategic buyers to gauge their interest in pursuing a transaction with the Company.”

The fourth paragraph on page 22 of the Proxy Statement is revised as follows:

“Between May 10, 2011 and May 17, 2011, representatives of Goldman Sachs contacted Party A, Party B and Party C ~~three potential strategic buyers~~. Party A indicated that it would evaluate the opportunity based on publicly available information to determine its willingness to explore a potential transaction with the Company. Party B indicated that it would not be interested in pursuing a transaction with the Company. Party C indicated that it would not be interested in pursuing a transaction to acquire the Company but that it may be interested in exploring asset swaps in certain markets, a proposal that the members of the Special Committee subsequently determined not to be in the interests of the Company at this time.”

The following paragraph is inserted immediately following the sixth paragraph on page 26 of the Proxy Statement:

“In early October 2011, Mr. Onstead contacted Mr. Terry Peets, a member of the Company’s Board of Directors, to express interest in reengaging in discussions regarding a possible transaction. Mr. Peets informed Mr. Onstead that he did not represent the Board of Directors and that he was uncertain as to what price the Board of Directors might be interested in pursuing a transaction. Shortly thereafter, Mr. Peets contacted Mr. Lynch to discuss the conversation with Mr. Onstead, and Mr. Peets and Mr. Lynch determined that Mr. Peets should instruct Mr.

Onstead that if Lone Star were interested in reengaging in discussions, Mr. Loughlin should contact Mr. Lynch. Following the conversation with Mr. Lynch, Mr. Peets contacted Mr. Onstead to inform him that Mr. Loughlin should contact Mr. Lynch directly if Lone Star were interested in reengaging in discussions regarding a possible transaction. In approximately late October 2011, Mr. Lynch informed Mr. Peets that he had not yet heard from Mr. Loughlin. Shortly following that conversation, Mr. Peets contacted Mr. Onstead to inform him that Mr. Loughlin had not contacted Mr. Lynch. Mr. Onstead reported that he was uncertain as to why Mr. Loughlin had not contacted Mr. Lynch, but that Lone Star was interested in reengaging in discussions regarding a possible transaction.”

Additional Disclosure Regarding the Opinion of the Financial Advisor to the Special Committee

The disclosure in the section of the Proxy Statement captioned “The Merger — Opinion of the Financial Advisor to the Special Committee” is supplemented with the disclosure set forth below. The new text is underlined and the deleted text is stricken through.

The first table on page 38 of the Proxy Statement is replaced as follows:

	~~EV/EBITDA Multiple~~		~~EV/(EBITDA – Capex) Multiple~~
~~Company~~	~~LTM~~	~~June 2012E~~	~~LTM~~	~~June 2012E~~
~~Winn-Dixie (Forecasts)~~	~~1.8x~~	~~1.8x~~	~~5.4x~~	~~NM~~
~~Winn-Dixie (Forecasts – Implied EV)~~	~~3.5x~~	~~3.5x~~	~~10.6x~~	~~NM~~
~~Winn-Dixie (Forecasts – Adjusted Implied Total Consideration)~~	~~4.8x~~	~~4.9x~~	~~-~~	-
~~Food Retail Peers~~
~~High~~	~~6.6x~~	~~6.1x~~	~~16.4x~~	~~12.8x~~
~~Low~~	~~4.2x~~	~~4.4x~~	~~6.0x~~	~~7.2x~~
~~Median~~	~~5.5x~~	~~5.2x~~	~~11.0x~~	~~9.8x~~

~~Note: NM means not meaningful.~~

	EV/EBITDA Multiple		EV/(EBITDA – Capex) Multiple
Company	LTM	June 2012E	LTM	June 2012E
Winn-Dixie (Forecasts)	1.8x	1.8x	5.4x	NM
Winn-Dixie (Forecasts – Implied EV)	3.5x	3.5x	10.6x	NM
Winn-Dixie (Forecasts – Adjusted Implied Total Consideration)	4.8x	4.9x	—	—
Food Retail Peers
Ingles Markets, Inc.	6.0x	NA	11.7x	NA
The Kroger Co.	5.4x	5.3x	10.4x	10.3x
Ruddick Corporation	6.6x	6.1x	12.7x	12.8x
Safeway Inc.	5.0x	5.2x	8.4x	9.2x
SUPER VALU Inc.	4.2x	4.4x	6.0x	7.2x
Weis Markets, Inc.	5.7x	NA	16.4x	NA
Median	5.5x	5.2x	11.0x	9.8x

Note: NM means not meaningful.

Note: NA means not available.

The second paragraph on page 39 of the Proxy Statement is revised as follows:

“Illustrative Present Value of Future Share Price Analysis. Goldman Sachs performed an illustrative analysis of the implied present value of the future price per share of the Company’s common stock, using the Forecasts and assuming, based on guidance from the Company’s management, net debt of the Company as at the relevant fiscal year end, a total of 56.7 million outstanding shares of the Company’s common stock, 2.1 million outstanding restricted stock units and 4.0 million outstanding options with a weighted average strike price of $13.81. This analysis is designed to provide an indication of the implied present value of a theoretical future value of a company’s equity as a function of such company’s estimated future EBITDA, its assumed EV/EBITDA multiples, and its estimated future balance sheet position based on the Forecasts. For this analysis Goldman Sachs first calculated the illustrative future values per share of the Company’s common stock for the fiscal years 2012 through 2015 by applying EV to forward EBITDA multiples ranging from 1.5x to 4.0x. Goldman Sachs selected EV to forward EBITDA multiples ranging from 1.5x to 4.0x utilizing its professional judgment and experience, taking into account several factors, including analysis of the Company’s current, 6-month, 1-year, 2-year, and 3-year average forward EBITDA trading multiples. This range of multiples was applied to EBITDA estimates for the Company’s fiscal years 2013 to 2016 derived from the Forecasts to derive an implied equity value per share of the Company’s common stock, using the estimated balance sheet position for the Company as at the relevant fiscal year end based on the Forecasts. The resulting values were then discounted to present value using a discount rate of 13.0%, reflecting an estimate of the Company’s cost of equity. ~~Based on the foregoing calculations, Goldman Sachs derived an illustrative range of implied present values of $4.30 to $11.88 per share of the Company’s common stock.~~ For purposes of this analysis, Goldman Sachs derived the discount rate by utilizing the capital asset pricing model, which takes into account certain financial metrics, including beta for the Company as well as certain financial metrics for the United States financial markets generally. The results of this analysis are summarized in the following table:

Illustrative Implied Per Share Present Values of the Company’s Common Stock

Assuming 13% Cost of Equity and 1.5x-4.0x EV/EBITDA Multiple

FY2012	$4.30 - $10.46
FY2013	$3.98 - $10.69
FY2014	$4.15 - $11.29
FY2015	$4.41 - $11.88

The third paragraph on page 39 of the Proxy Statement is revised as follows:

“Illustrative Discounted Cash Flow Analysis. Goldman Sachs performed an illustrative discounted cash flow analysis to determine a range of implied per share equity values for the Company based on projected stand-alone future unlevered cash flows. In the illustrative discounted cash flow analyses described in this paragraph, unlevered free cash flow, which is the Company’s projected EBITDA, minus taxes (for periods in which the Company has projected taxable income, tax expense was assumed to be $0 based on the availability of net operating loss carryforwards), minus its projected capital expenditures and minus the projected increase in net working capital, was calculated using the Forecasts. In addition, stock based compensation expense was treated as a cash expense for purposes of determining unlevered free cash flow. In addition, Goldman Sachs assumed based on guidance from the Company’s management, net cash of the Company of $107.6 million as of September 21, 2011, a total of 56.7 million outstanding shares of the Company’s common stock, 2.1 million outstanding restricted stock units and 4.0 million outstanding options with a weighted average strike price of $13.81. Goldman Sachs calculated indications of the net present value of the projected stand-alone future unlevered free cash flows for the Company for the remaining six months of the fiscal year ending June 2012 and the full fiscal years ending June 2013 through June 2016 using discount rates ranging from 10.0% to 12.0%, reflecting estimates of the Company’s weighted average cost of capital. In deriving a range of discount rates from 10.0% to 12.0% for purposes of this analysis, Goldman

Sachs utilized the capital asset pricing model, which takes into account certain financial metrics, including beta for the Company as well as certain financial metrics for the United States financial markets generally. Goldman Sachs then calculated the Company’s illustrative terminal values by applying terminal EV/EBITDA multiples ranging from 1.5x to 4.0x to the Company’s estimated EBITDA for the fiscal year ended 2016. Goldman Sachs selected terminal EV/EBITDA multiples ranging from 1.5x to 4.0x utilizing its professional judgment and experience, taking into account several factors, including analysis of the Company’s current, 6-month, 1-year, 2-year, and 3-year average forward EBITDA trading multiples. The results of the illustrative terminal value calculations were then discounted to present value using discount rates ranging from 10.0% to 12.0%. This analysis resulted in a range of implied present values of $6.26 to $14.81 per share of the Company’s common stock.

The second table on page 40 of the Proxy Statement is replaced as follows:

~~EV Multiple of LTM EBITDA~~
~~Multiple for the Merger~~	~~3.5x~~
~~Multiple for the Merger - Adjusted Implied Total Consideration~~	~~4.8x~~
~~Selected Precedent Transactions~~
~~High~~	~~10.3x~~
~~Low~~	~~6.6x~~
~~Median~~	~~8.1x~~

	Precedent Transaction EV (in millions)		EV Multiple of LTM EBITDA
Multiple for the Merger	N/A		3.5x
Multiple for the Merger - Adjusted Implied Total Consideration	N/A		4.8x
Selected Precedent Transactions
Delhaize Group – Delhaize America, LLC (acquisition of 55% interest not owned)	$7,007	(1)	8.1x
Royal Ahold – the Alliance Exchange, Inc. (“Bruno’s”)	$578		9.6x
Willis Stein & Partners III, L.P. – Roundy’s, Inc.	$760		6.6x
Albertson’s Inc. – JS USA Holdings Inc. (“Shaw’s Supermarkets”)	$2,475		6.9x
Supervalu Inc. – Albertson’s Inc.	$12,400		7.0x
Sun Capital Partners IV, LP – Marsh Supermarkets, Inc.	$296		8.7x
The Great Atlantic & Pacific Tea Company, Inc. (“A&P”) – Pathmark Stores, Inc.	$1,325		10.3x
Median	N/A		8.1x

(1)	Reflects implied EV of Delhaize America from Delhaize Group’s purchase of the 55% of Delhaize America it did not already own.

Note: N/A means not applicable.

The fifth paragraph beginning on page 41 of the Proxy Statement is revised as follows:

“Goldman Sachs and its affiliates are engaged in investment banking and financial advisory services, commercial banking, securities trading, investment management, principal investment, financial planning, benefits counseling, risk management, hedging, financing, brokerage activities and other financial and non-financial activities and services for various persons and entities. In the ordinary course of those activities and services, Goldman Sachs and its affiliates may at any time make or hold long or short positions and investments, as well as actively trade or effect transactions, in the equity, debt and other securities (or related derivative securities) and financial instruments (including bank loans and other obligations) of the Company, Bi-Lo Holding and any of their respective affiliates and third parties, including Lone Star Fund V (U.S.), L.P., an affiliate of Holdings, and the family of investment funds commonly known as Lone Star Funds (collectively, “Lone Star”), and their affiliates and portfolio companies, or any currency or commodity that may be involved in the transaction contemplated by the merger agreement for their own account and for the accounts of their customers. During the two year period ended December 16, 2011, Goldman Sachs has not been engaged by the Company or its affiliates to provide services (other than in connection with the merger) for which the Investment Banking Division of Goldman Sachs has received compensation. Goldman Sachs has provided certain investment banking services to Lone Star and its affiliates and portfolio companies from time to time for which the Investment Banking Division of Goldman Sachs has received, and may receive, compensation. During the two year period ended December 16, 2011, the Investment Banking Division of Goldman Sachs has received compensation for services provided to Lone Star and its affiliates and portfolio companies of approximately $700,000. Goldman Sachs may also in the future provide investment banking services to the Company, Holdings and their respective affiliates and Lone Star and its affiliates and portfolio companies for which the Investment Banking Division of Goldman Sachs may receive compensation. Affiliates of Goldman Sachs also may have co-invested with Lone Star and its affiliates from time to time and may have invested in limited partnership units of affiliates of Lone Star from time to time and may do so in the future.”

Additional Disclosure Regarding Projected Financial Information

The disclosure in the section of the Proxy Statement captioned “The Merger — Winn-Dixie Projected Financial Information” is supplemented with the disclosure set forth below. The new text is underlined and the deleted text is stricken through.

The following paragraph is inserted immediately following the table on page 45 of the Proxy Statement:

“In addition, the July 2011 Projections included certain assumptions and projections regarding new store openings and store remodels. Below is a summary of such information.

The following table contains the assumptions regarding the number of transformational remodels, base remodels and new store openings in each applicable fiscal year:

	Fiscal year
	2012	2013	2014	2015	2016
Transformational remodels(1)	17	15	15	20	20
Base remodels(2)	2	2	2	2	2
New store openings(3)	2	5	10	13	13

(1)	Transformational remodels generally include additional enhancements as compared to base remodels. The assumed average capital expenditures per transformational remodel is $5.5 million.
(2)	The assumed average capital expenditures per base remodel is $2.0 million.
(3)	The assumed average capital expenditures per new store is $5.0 million (excluding landlord contributions).

The following table summarizes information regarding the assumptions as to the average performance of a transformational remodel and a new store in the first year following the remodel or opening, excluding costs and sales lifts (i.e. temporary sales increases) associated with the grand opening:

(dollars in millions)	Transformational Remodels	New Stores
Sales	$23.4	$23.4
Gross Margin	6.9	6.9
Store-level Adjusted EBITDA	2.0	1.6

The following table contains the assumptions regarding incremental increases in the Company’s same store sales growth attributable to remodels in each applicable fiscal year:

	Fiscal year
	2012	2013	2014	2015	2016
Remodels	1.1%	1.8%	2.4%	2.8%	2.8%

The following table contains the projected capital expenditures for remodels and new stores in each applicable fiscal year:

	Fiscal year
(dollars in millions)	2012	2013	2014	2015	2016
Remodels	$96.9	$78.4	$86.5	$108.5	$114.0
New Stores	25.7	25.0	50.0	65.0	60.0

The following table contains projected financial information regarding new stores:

	Fiscal year
(dollars in millions)	2012	2013	2014	2015	2016
Net sales	$9.4	$105.7	$281.8	$551.9	$857.1
Gross profit	2.8	31.0	82.7	161.9	251.4
Net income	0.2	3.5	9.4	19.7	32.7
Adjusted EBITDA	0.5	5.8	15.6	31.9	51.6

Additional Disclosure Regarding Interests of Directors and Executive Officers in the Merger

The disclosure in the section of the Proxy Statement captioned “The Merger — Interests of Our Directors and Executive Officers in the Merger” is supplemented with the disclosure set forth below. The new text is underlined and the deleted text is stricken through.

The following paragraph is inserted immediately following the table on page 49 of the Proxy Statement:

“On November 9, 2011, the Company’s executive officers received ordinary course equity awards under the Company’s Fiscal 2012 Equity Incentive Plan. These grants were consistent with the three-year plan established in fiscal 2010 and described in the Company’s annual meeting proxy statements for the last two annual meetings and were not related to the proposed merger or any prior or subsequent discussions with Lone Star.”

The first paragraph on page 55 of the Proxy Statement is revised as follows:

“On January 11, 2012, Mr. Lynch entered into an Executive Retention Bonus Agreement (the “Retention Bonus Agreement”) with Bi-Lo Holding. Pursuant to the terms of the Retention Bonus Agreement, after the closing of the merger, Mr. Lynch will no longer be the Chairman, Chief Executive Officer and President of Winn-Dixie but will remain employed by Winn-Dixie as an adviser. Contingent upon the closing of the merger, if Mr. Lynch remains employed with Winn-Dixie from the date of the merger agreement through the end of the first full consecutive 28 day period, commonly known as a “grocery period,” following the closing of the merger, he will have the opportunity to earn from Winn-Dixie (i) a performance bonus of up to $750,000 if Winn-Dixie meets certain fiscal 2012 targets during such period and (ii) a discretionary bonus of up to $750,000 if it is determined in good faith by Bi-Lo Holding at the sole discretion of the Board of Directors of Bi-Lo Holding that Mr. Lynch has completed certain objectives during such period, including, among others, assisting with the transition of the new management and the integration of Winn-Dixie with Bi-Lo Holding. The Retention Bonus Agreement will have no effect on Mr. Lynch’s existing employment agreement and his rights thereunder. Mr. Lynch is not entitled to any additional compensation as a result of serving on the Steering Committee established to set the strategic direction, aspirations and targets for integration planning in connection with the proposed merger. In addition, other than discussions that occurred after execution of the Merger Agreement in connection with the Retention Bonus Agreement, Mr. Lynch has had no material discussions with representatives of Lone Star regarding future employment, and Mr. Lynch does not currently expect to remain with the Company following a brief transition period after the closing of the merger.”

Forward Looking Statements

Certain statements contained in this Current Report on Form 8-K contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, including, among others, statements regarding the Company’s proposed merger with a subsidiary of BI-LO, LLC, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of Winn-Dixie and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond Winn-Dixie’s ability to control or predict. Such factors include, but are not limited to, approval of the Agreement and Plan of Merger, dated as of December 16, 2011, among Winn-Dixie, Opal Holdings, LLC and Opal Merger Sub, Inc. (the “Merger Agreement”), by Winn-Dixie’s shareholders, any conditions imposed in connection with the Merger (as defined in the Merger Agreement), the satisfaction of various other conditions to the closing of the Merger contemplated by the Merger Agreement, and other factors discussed in Winn-Dixie’s Annual Report on Form 10-K for the fiscal year ended June 29, 2011, and other Winn-Dixie filings with the Securities and Exchange Commission (“SEC”). These risks and uncertainties should be considered in evaluating any forward-looking statements contained herein. Winn-Dixie does not undertake an obligation to update forward-looking statements.

Additional Information and Where to Find it

In connection with the proposed merger and required shareholder approval, Winn-Dixie Stores, Inc. has filed a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS FILED BY WINN-DIXIE BECAUSE THEY CONTAIN, OR WILL CONTAIN, IMPORTANT INFORMATION ABOUT WINN-DIXIE AND THE MERGER. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, the documents filed by Winn-Dixie Stores, Inc. with the SEC may be obtained free of charge by contacting Winn-Dixie at Winn-Dixie Stores, Inc., Attn: Investor Relations, 5050 Edgewood Court, Jacksonville, Florida, 32254-3699. Our filings with the SEC are also available on our website at www.WinnDixie.com.

Participants in the Solicitation

Winn-Dixie and its officers and directors may be deemed to be participants in the solicitation of proxies from Winn-Dixie’s shareholders with respect to the merger. Information about Winn-Dixie’s officers and directors and their ownership of Winn-Dixie’s common shares is set forth in the proxy statement for Winn-Dixie’s 2011 Annual Meeting of Shareholders, which was filed with the SEC on September 27, 2011. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Winn-Dixie and its officers and directors in the merger by reading the definitive proxy statement regarding the merger, which has been filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2012	Winn-Dixie Stores, Inc.

	By:	/s/ Timothy L. Williams
Timothy L. Williams
Senior Vice President, General Counsel and Corporate Secretary